EXHIBIT 99.1



                    TEXACO INC. ANNOUNCES BEGINNING OF
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                         STOCK REPURCHASE PROGRAM
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FOR IMMEDIATE RELEASE:  WEDNESDAY, JULY 27, 1994.
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     WHITE PLAINS, N.Y., July 27 - Texaco Inc. announced today that it will commence a stock repurchase program to buy up to six (6) million shares of its common stock through open market transactions. The share repurchase is intended to be used for the anticipated conversion of Texaco's Series E Variable Rate Cumulative Preferred Stock to common stock. Subject to market conditions and applicable regulatory requirements, the program is expected to be completed not later than the second quarter of 1995.

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CONTACTS:     Dave Dickson        914-253-4128
              Cynthia Michener    914-253-4743